

<ARTICLE>                  5
<LEGEND>

     This schedule contains summary financial information extracted from the Company's financial statements and is qualified in its entirety by reference to such financial statements.

</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-2000
<PERIOD-END>                                   JUN-30-2000
<CASH>                                           2,591,000 <F1>
<SECURITIES>                                     1,321,700 <F2>
<RECEIVABLES>                                   14,681,400 <F3>
<ALLOWANCES>                                       153,200
<INVENTORY>                                              0
<CURRENT-ASSETS>                                         0
<PP&E>                                             373,000
<DEPRECIATION>                                     167,600
<TOTAL-ASSETS>                                  19,688,600
<CURRENT-LIABILITIES>                                    0
<BONDS>                                            441,000
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                         1,209,300
<OTHER-SE>                                         627,900 <F4>
<TOTAL-LIABILITY-AND-EQUITY>                    19,688,600
<SALES>                                                  0
<TOTAL-REVENUES>                                 1,113,900
<CGS>                                                    0
<TOTAL-COSTS>                                      425,300
<OTHER-EXPENSES>                                    75,500 <F5>
<LOSS-PROVISION>                                   142,700
<INTEREST-EXPENSE>                                 471,400
<INCOME-PRETAX>                                     (1,000)
<INCOME-TAX>                                           700
<INCOME-CONTINUING>                                 (1,700)
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                        (1,700)
<EPS-BASIC>                                              0
<EPS-DILUTED>                                            0


<F1> Includes  $731,600 of cash held in  segregated  accounts for  investors and
     $982,800 of cash held in segregated accounts related to servicing agreements and securitization transactions.
<F2> Includes  $468,900  of  actively  managed  fixed  maturity  securities  and
     $852,800 of interest-only securities.
<F3> Includes $8,994,500 of finance receivables - securitized.
<F4> Includes retained earnings of $811,100 and accumulated other comprehensive losses of $183,200.
<F5> Represents an impairment  charge of $12,100 to  write  down the  carrying value of interest-only securities and servicing rights and $63,400 of special charges.


